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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                          Contact: Mary Chaput
                                                        Chief Financial Officer
                                                        (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FIRST QUARTER
                     CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (December 7, 2001) - American Healthways, Inc. (Nasdaq/NM:
AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2002 first quarter earnings release conference call. The Company intends to issue its first quarter earnings release at approximately 2:00 p.m. EST, and the call is scheduled to begin at 4:15 p.m. EST on December 20, 2001.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through January 19, 2002. A telephone replay of the call will also be available through December 27, 2001, at 719-457-0820, confirmation number 446944.

         American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive Care Enhancement services to health plans, physicians and hospitals. Through its product lines - Diabetes Healthways(SM), Cardiac Healthways(SM), Respiratory Healthways(SM) and My Healthways(SM) - the Company provides Care Enhancement programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. American Healthways also operates diabetes management programs in hospitals nationwide.


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